UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026 (June 30, 2026)

The Williams Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center
Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (918) 573-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	WMB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2026, The Williams Companies, Inc. (“the Company”) announced that Robb E. Turner and Lloyd W. (Billy) Helms, Jr., have been appointed to the Company’s Board of Directors, effective July 1, 2026. Mr. Turner will serve on the Audit Committee and the Governance and Sustainability Committee. Mr. Helms will serve on the Compensation and Management Development Committee and the Environmental, Health and Safety Committee. Effective July 1, 2026, the Board of Directors of the Company (the “Board”) approved an increase in the size of the Board from ten to twelve directors.

The Board determined that each of Mr. Turner and Mr. Helms are independent directors within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), rules and regulations promulgated by the Securities and Exchange Commission thereunder, and the listing standards of the New York Stock Exchange (the “NYSE Listed Company Manual”). The Board also determined that Mr. Turner and Mr. Helms are financially literate within the meaning of the NYSE Listed Company Manual. There are no arrangements or understandings between Mr. Turner or Mr. Helms and any other person in connection with their appointments as directors of the Company. Neither Mr. Turner nor Mr. Helms is related to any officer or director of the Company, and there are no transactions or relationships between Mr. Turner or Mr. Helms and the Company and its subsidiaries that require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Turner’s and Mr. Helms’s appointment as non-employee directors, they will receive the standard annual benefits paid to each non-employee director including: (i) $130,000 annual cash retainer; and (ii) $200,000 annual equity retainer in the form of restricted stock units issued pursuant to The Williams Companies, Inc. Amended and Restated 2007 Incentive Plan. The annual cash retainer is paid through quarterly cash payments. The 2026 equity awards to be paid to each of Mr. Turner and Mr. Helms are subject to a mandatory one-year deferral from grant date. Subsequent annual equity awards are subject to a director’s election to defer awards either one year from the grant date or until the director leaves the Board.

Item 7.01. Regulation FD Disclosure.

On July 1, 2026, the Company furnished a press release regarding the appointment of Mr. Turner and Mr. Helms described above in Item 5.02 of this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01 on this Current Report on Form 8-K and the exhibit attached hereto are deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 1, 2026.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

Dated:	July 1, 2026	By:	/s/ Robert E. Riley, Jr.
Robert E. Riley, Jr.
Vice President and Assistant General Counsel -- Corporate Secretary